ANNALY CAPITAL MANAGEMENT, INC. REPORTS 2nd QUARTER 2018 RESULTS

NEW YORK—August 1, 2018 —Annaly Capital Management, Inc. (NYSE: NLY) (the “Company” or “Annaly”) today announced its financial results for the quarter ended June 30, 2018.
Quarterly Financial Highlights

•	GAAP net income of $595.9 million, $0.49 per average common share

•	Core earnings (excluding PAA) were $382.8 million, $0.30 per average common share

•	GAAP return on average equity was 17.20% and core return on average equity (excluding PAA) was 11.05%

•	Book value per common share of $10.35

•	Economic leverage of 6.4x as compared to 6.5x at March 31, 2018

•	Net interest margin (excluding PAA) of 1.56%, up from 1.52% in the prior quarter

•	Increased hedge ratio to 95% as compared to 94% at March 31, 2018

Business Highlights

•	Increased credit capital allocation to 28%, up from 24% at the beginning of 2018, with $1.1 billion of new credit investments

•
Credit strategy further enhanced by previously announced MTGE acquisition; the $900 million transaction is accretive to earnings, continues consolidation strategy and is currently expected to close during the third quarter of 2018

•	Solidifying position as programmatic issuer with third quarter 2018 residential whole loan securitization following successful first quarter 2018 debut offering

•	Continued to add efficient funding sources for Commercial Real Estate and Middle Market Lending, increasing capacity, improving terms and reducing cost of financing

•	Enhanced corporate governance disclosure in the 2018 proxy statement, resulting in a 95% favorable say-on-pay endorsement from shareholders

•	Declared 19th consecutive dividend of $0.30 per common share

“Amidst a challenging market environment, Annaly delivered another strong quarter demonstrating the durability of our business model,” commented Kevin Keyes, Chairman, Chief Executive Officer and President.  “We continued to further expand our investments into lower levered, floating rate credit cash flows while producing core earnings of $0.30 per share and core ROE at its highest return since our diversification strategy began in 2014.  The ongoing expansion of our proprietary partnerships in Residential Credit, Commercial Real Estate and Middle Market Lending enable us to source unique and complementary investment opportunities at attractive risk adjusted returns.

“During the quarter we also successfully continued our acquisition strategy with the announcement of the $900 million purchase of MTGE Investment Corp.  The transaction further enhances the scale and diversification of our investment platform, is accretive to earnings, provides immediate cost savings, increases our equity base for continued growth and reinforces Annaly’s stature as a market leading industry consolidator.”

Financial Performance

The following table summarizes certain key performance indicators as of and for the quarters ended June 30, 2018, March 31, 2018 and June 30, 2017:

	June 30, 2018	March 31, 2018	June 30, 2017
Book value per common share	$10.35	$10.53	$11.19
Economic leverage at period-end (1)	6.4:1	6.5:1	6.4:1
GAAP net income (loss) per average common share (2)	$0.49	$1.12	$(0.01)
Annualized GAAP return (loss) on average equity	17.20%	36.86%	0.46%
Net interest margin (3)	1.53%	1.94%	1.23%
Average yield on interest earning assets (4)	3.04%	3.45%	2.58%
Average cost of interest bearing liabilities (5)	1.89%	1.90%	1.74%
Net interest spread	1.15%	1.55%	0.84%
Core Earnings Metrics: *
Core earnings (excluding PAA) per average common share (2)(6)	$0.30	$0.30	$0.30
Core earnings per average common share (2)(6)	$0.30	$0.41	$0.23
PAA cost (benefit) per average common share	$—	$(0.11)	$0.07
Annualized core return on average equity (excluding PAA)	11.05%	10.70%	10.54%
Net interest margin (excluding PAA) (3)	1.56%	1.52%	1.53%
Average yield on interest earning assets (excluding PAA) (4)	3.07%	2.99%	2.93%
Net interest spread (excluding PAA)	1.18%	1.09%	1.19%

*	Represents non-GAAP financial measures. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.

(1)
Computed as the sum of recourse debt, to-be-announced (“TBA”) derivative notional outstanding and net forward purchases of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing. Securitized debt and mortgages payable are non-recourse to the Company and are excluded from this measure.

(2)	Net of dividends on preferred stock.

(3)
Net interest margin represents the sum of the Company's interest income plus TBA dollar roll income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract balances. Net interest margin (excluding PAA) excludes the premium amortization adjustment (“PAA”) representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

(4)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(5)
Includes GAAP interest expense and the net interest component of interest rate swaps. Prior to the quarter ended March 31, 2018, this metric included the net interest component of interest rate swaps used to hedge cost of funds. Beginning with the quarter ended March 31, 2018, as a result of changes to the Company’s hedging portfolio, this metric reflects the net interest component of all interest rate swaps.

(6)
Core earnings is defined as net income (loss) excluding gains or losses on disposals of investments and termination or maturity of interest rate swaps, unrealized gains or losses on interest rate swaps and instruments measured at fair value through earnings, net gains and losses on other derivatives, impairment losses, net income (loss) attributable to noncontrolling interest, transaction expenses and certain other non-recurring gains or losses, and inclusive of TBA dollar roll income (a component of Net gains (losses) on other derivatives) and realized amortization of mortgage servicing rights ("MSR") (a component of net unrealized gains (losses) on instruments measured at fair value through earnings). Core earnings (excluding PAA) excludes the premium amortization adjustment.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential mortgage credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations and policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to consummate the proposed MTGE Acquisition on a timely basis or at all, and potential business disruption following the MTGE Acquisition. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Annaly is externally managed by Annaly Management Company LLC. Additional information on the Company can be found at www.annaly.com.

Annaly routinely posts important information for investors on the Company’s website, www.annaly.com, in the Investors section. Annaly intends to use this webpage as a means of disclosing material, non-public information, for complying with the Company’s disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, the media and others interested in Annaly to monitor the Investors section of the Company’s website, in addition to following Annaly’s press releases, SEC filings, public conference calls, presentations, webcasts and other information it posts from time to time on its website. The information contained on, or that may be accessed through, the Company’s webpage is not incorporated by reference into, and is not a part of, this document.

The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Second Quarter 2018 Investor Presentation and the Second Quarter 2018 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call

The Company will hold the second quarter 2018 earnings conference call on August 2, 2018 at 9:00 a.m. Eastern Time. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls. The conference passcode is 1905089. There will also be an audio webcast of the call on www.annaly.com. The replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10121993. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	June 30, 2018	March 31, 2018	December 31, 2017 (1)	September 30, 2017	June 30, 2017
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$1,135,329	$984,275	$706,589	$867,840	$700,692
Investments, at fair value:
Agency mortgage-backed securities	86,593,058	88,579,097	90,551,763	85,889,131	73,963,998
Credit risk transfer securities	563,796	628,942	651,764	582,938	605,826
Non-Agency mortgage-backed securities	1,006,785	1,066,343	1,097,294	1,227,235	1,234,053
Residential mortgage loans (2)	1,666,157	1,535,685	1,438,322	895,919	779,685
Mortgage servicing rights	599,014	596,378	580,860	570,218	605,653
Commercial real estate debt investments (3)	2,857,463	2,960,323	3,089,108	3,869,110	3,972,560
Commercial real estate debt and preferred equity, held for investment	1,251,138	1,081,295	1,029,327	981,748	928,181
Loans held for sale, net	42,458	—	—	—	—
Investments in commercial real estate	477,887	480,063	485,953	470,928	474,510
Corporate debt	1,256,276	1,152,745	1,011,275	856,110	773,957
Interest rate swaps, at fair value	82,458	69,109	30,272	12,250	10,472
Other derivatives, at fair value	129,680	161,193	283,613	266,249	154,004
Reverse repurchase agreements	259,762	200,459	—	—	—
Receivable for investments sold	21,728	45,126	1,232	340,033	9,784
Accrued interest and dividends receivable	323,769	326,989	323,526	293,207	263,217
Other assets	475,230	421,448	384,117	353,708	399,456
Goodwill	71,815	71,815	71,815	71,815	71,815
Intangible assets, net	19,194	20,948	23,220	25,742	28,715
Total assets	$98,832,997	$100,382,233	$101,760,050	$97,574,181	$84,976,578
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$75,760,655	$78,015,431	$77,696,343	$69,430,268	$62,497,400
Other secured financing	3,760,487	3,830,075	3,837,528	3,713,256	3,785,543
Securitized debt of consolidated VIEs (4)	2,728,692	2,904,873	2,971,771	3,357,929	3,438,675
Mortgages payable	309,878	309,794	309,686	311,886	311,810
Interest rate swaps, at fair value	376,106	427,838	569,129	606,960	614,589
Other derivatives, at fair value	117,931	153,103	38,725	75,529	99,380
Dividends payable	349,300	347,897	347,876	326,425	305,709
Payable for investments purchased	1,108,834	91,327	656,581	5,243,868	1,043,379
Accrued interest payable	478,439	284,696	253,068	231,611	185,720
Accounts payable and other liabilities	68,819	74,264	207,770	121,231	84,948
Total liabilities	85,059,141	86,439,298	86,888,477	83,418,963	72,367,153
Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock (5)	—	—	—	—	177,088
7.625% Series C Cumulative Redeemable Preferred Stock (6)	169,466	169,466	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock (7)	445,457	445,457	445,457	445,457	445,457
7.625% Series E Cumulative Redeemable Preferred Stock (8)	—	—	287,500	287,500	287,500
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (9)	696,910	696,910	696,910	696,910	—
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (10)	411,335	411,335	—	—	—
Common stock, par value $0.01 per share (11)	11,643	11,597	11,596	10,881	10,190
Additional paid-in capital	17,268,596	17,218,191	17,221,265	16,377,805	15,581,760
Accumulated other comprehensive income (loss)	(3,434,447)	(3,000,080)	(1,126,020)	(640,149)	(850,767)
Accumulated deficit	(1,800,370)	(2,015,612)	(2,961,749)	(3,320,160)	(3,339,228)
Total stockholders’ equity	13,768,590	13,937,264	14,865,473	14,148,758	12,602,514
Noncontrolling interest	5,266	5,671	6,100	6,460	6,911
Total equity	13,773,856	13,942,935	14,871,573	14,155,218	12,609,425
Total liabilities and equity	$98,832,997	$100,382,233	$101,760,050	$97,574,181	$84,976,578

(1)	Derived from the audited consolidated financial statements at December 31, 2017.

(2)
Includes securitized residential mortgage loans transferred or pledged to consolidated variable interest entities (“VIEs”) carried at fair value of $523.0 million, $560.2 million, $478.8 million, $139.8 million and $150.9 million at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

(3)
Includes senior securitized commercial mortgage loans of consolidated VIEs with a carrying value of $2.5 billion, $2.7 billion, $2.8 billion, $3.6 billion and $3.7 billion at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

(4)
Includes securitized debt of consolidated VIEs carried at fair value of $2.7 billion, $2.9 billion, $3.0 billion, $3.4 billion and $3.4 billion at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

(5)
Includes 0 shares authorized, issued and outstanding at June 30, 2018, March 31, 2018 and December 31, 2017. Includes 7,412,500 authorized shares and 0 shares issued and outstanding at September 30, 2017.  Includes 7,412,500 shares authorized, issued and outstanding at June 30, 2017.

(6)
Includes 12,000,000 shares authorized and 7,000,000 shares issued and outstanding at June 30, 2018 and March 31, 2018. Includes 12,000,000 shares authorized, issued and outstanding at December 31, 2017. Includes 12,650,000 shares authorized and 12,000,000 shares issued and outstanding at each of September 30, 2017 and June 30, 2017.

(7)	Includes 18,400,000 shares authorized, issued and outstanding.

(8)
Includes 11,500,000 authorized, and 0 shares issued and outstanding at June 30, 2018 and March 31, 2018. Includes 11,500,000 shares authorized, issued and outstanding at each of December 31, 2017, September 30, 2017 and June 30, 2017.

(9)
Includes 28,800,000 shares authorized, issued and outstanding at June 30, 2018, March 31, 2018 and December 31, 2017.  Includes 32,200,000 shares authorized and 28,800,000 shares issued and outstanding at September 30, 2017.  Includes 0 shares authorized, issued and outstanding at June 30, 2017.

(10)
Includes 19,550,000 shares authorized and 17,000,000 issued and outstanding at June 30, 2018 and March 31, 2018. Includes 0 shares authorized, issued and outstanding at each of December 31, 2017, September 30, 2017 and June 30, 2017.

(11)
Includes 1,909,750,000 shares authorized and 1,164,333,831 issued and outstanding at June 30, 2018. Includes 1,909,750,000 shares authorized and 1,159,657,350 issued and outstanding at March 31, 2018.  Includes 1,929,300,000 shares authorized and 1,159,585,078 issued and outstanding at December 31, 2017.  Includes 1,917,837,500 shares authorized and 1,088,083,794 shares issued and outstanding at September 30, 2017.  Includes 1,945,437,500 shares authorized and 1,019,027,880 shares issued and outstanding at June 30, 2017.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(dollars in thousands, except per share data)

	For the quarters ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net interest income:
Interest income	$776,806	$879,487	$745,423	$622,550	$537,426
Interest expense	442,692	367,421	318,711	268,937	222,281
Net interest income	334,114	512,066	426,712	353,613	315,145

Realized and unrealized gains (losses):
Net interest component of interest rate swaps	31,475	(48,160)	(82,271)	(88,211)	(96,470)
Realized gains (losses) on termination or maturity of interest rate swaps	—	834	(160,075)	—	(58)
Unrealized gains (losses) on interest rate swaps	343,475	977,285	484,447	56,854	(177,567)
Subtotal	374,950	929,959	242,101	(31,357)	(274,095)
Net gains (losses) on disposal of investments	(66,117)	13,468	7,895	(11,552)	(5,516)
Net gains (losses) on other derivatives	34,189	(47,145)	121,334	154,208	(14,423)
Net unrealized gains (losses) on instruments measured at fair value through earnings	(48,376)	(51,593)	(12,115)	(67,492)	16,240
Subtotal	(80,304)	(85,270)	117,114	75,164	(3,699)
Total realized and unrealized gains (losses)	294,646	844,689	359,215	43,807	(277,794)
Other income (loss)	34,170	34,023	25,064	28,282	30,865
General and administrative expenses:
Compensation and management fee	45,579	44,529	44,129	41,993	38,938
Other general and administrative expenses	18,202	17,981	15,128	15,023	15,085
Total general and administrative expenses	63,781	62,510	59,257	57,016	54,023
Income (loss) before income taxes	599,149	1,328,268	751,734	368,686	14,193
Income taxes	3,262	564	4,963	1,371	(329)
Net income (loss)	595,887	1,327,704	746,771	367,315	14,522
Net income (loss) attributable to noncontrolling interest	(32)	(96)	(151)	(232)	(102)
Net income (loss) attributable to Annaly	595,919	1,327,800	746,922	367,547	14,624
Dividends on preferred stock (1)	31,377	33,766	32,334	30,355	23,473
Net income (loss) available (related) to common stockholders	$564,542	$1,294,034	$714,588	$337,192	$(8,849)

Net income (loss) per share available (related) to common stockholders:
Basic	$0.49	$1.12	$0.62	$0.31	$(0.01)
Diluted	$0.49	$1.12	$0.62	$0.31	$(0.01)

Weighted average number of common shares outstanding:
Basic	1,160,436,777	1,159,617,848	1,151,653,296	1,072,566,395	1,019,000,817
Diluted	1,160,979,451	1,160,103,185	1,152,138,887	1,073,040,637	1,019,000,817

Net income (loss)	$595,887	$1,327,704	$746,771	$367,315	$14,522
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(505,130)	(1,879,479)	(487,597)	195,251	261,964
Reclassification adjustment for net (gains) losses included in net income (loss)	70,763	5,419	1,726	15,367	13,360
Other comprehensive income (loss)	(434,367)	(1,874,060)	(485,871)	210,618	275,324
Comprehensive income (loss)	161,520	(546,356)	260,900	577,933	289,846
Comprehensive income (loss) attributable to noncontrolling interest	(32)	(96)	(151)	(232)	(102)
Comprehensive income (loss) attributable to Annaly	161,552	(546,260)	261,051	578,165	289,948
Dividends on preferred stock (1)	31,377	33,766	32,334	30,355	23,473
Comprehensive income (loss) attributable to common stockholders	$130,175	$(580,026)	$228,717	$547,810	$266,475

(1)
The quarter ended December 31, 2017 excludes, and the quarter ended September 30, 2017 includes, cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(dollars in thousands, except per share data)

	For the six months ended
	June 30, 2018	June 30, 2017
Net interest income:
Interest income	$1,656,293	$1,125,153
Interest expense	810,113	420,706
Net interest income	846,180	704,447

Realized and unrealized gains (losses):
Net interest component of interest rate swaps	(16,685)	(200,626)
Realized gains (losses) on termination or maturity of interest rate swaps	834	(58)
Unrealized gains (losses) on interest rate swaps	1,320,760	(28,383)
Subtotal	1,304,909	(229,067)
Net gains (losses) on disposal of investments	(52,649)	(281)
Net gains (losses) on other derivatives	(12,956)	(14,104)
Net unrealized gains (losses) on instruments measured at fair value through earnings	(99,969)	39,923
Subtotal	(165,574)	25,538
Total realized and unrealized gains (losses)	1,139,335	(203,529)
Other income (loss)	68,193	62,511
General and administrative expenses:
Compensation and management fee	90,108	78,200
Other general and administrative expenses	36,183	29,651
Total general and administrative expenses	126,291	107,851
Income (loss) before income taxes	1,927,417	455,578
Income taxes	3,826	648
Net income (loss)	1,923,591	454,930
Net income (loss) attributable to noncontrolling interest	(128)	(205)
Net income (loss) attributable to Annaly	1,923,719	455,135
Dividends on preferred stock	65,143	46,946
Net income (loss) available (related) to common stockholders	$1,858,576	$408,189

Net income (loss) per share available (related) to common stockholders:
Basic	$1.60	$0.40
Diluted	$1.60	$0.40

Weighted average number of common shares outstanding:
Basic	1,160,029,575	1,018,971,942
Diluted	1,160,543,580	1,019,357,697

Net income (loss)	$1,923,591	$454,930
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(2,384,609)	202,349
Reclassification adjustment for net (gains) losses included in net income (loss)	76,182	32,777
Other comprehensive income (loss)	(2,308,427)	235,126
Comprehensive income (loss)	(384,836)	690,056
Comprehensive income (loss) attributable to noncontrolling interest	(128)	(205)
Comprehensive income (loss) attributable to Annaly	(384,708)	690,261
Dividends on preferred stock	65,143	46,946
Comprehensive income (loss) attributable to common stockholders	$(449,851)	$643,315

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended June 30, 2018, March 31, 2018, and June 30, 2017:

	June 30, 2018	March 31, 2018	June 30, 2017
Portfolio Related Metrics:
Fixed-rate Residential Investment Securities as a percentage of total Residential Investment Securities	91%	91%	86%
Adjustable-rate and floating-rate Residential Investment Securities as a percentage of total Residential Investment Securities	9%	9%	14%
Weighted average experienced CPR for the period	10.1%	8.9%	10.9%
Weighted average projected long-term CPR at period-end	9.1%	9.2%	10.6%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	71	72	88
Hedge ratio (1)	95%	94%	67%
Weighted average pay rate on interest rate swaps at period-end (2)	2.08%	2.00%	2.26%
Weighted average receive rate on interest rate swaps at period-end (2)	2.31%	2.13%	1.28%
Weighted average net rate on interest rate swaps at period-end (2)	(0.23%)	(0.13%)	0.98%
Leverage at period-end (3)	6.0:1	6.1:1	5.6:1
Economic leverage at period-end (4)	6.4:1	6.5:1	6.4:1
Capital ratio at period-end	13.2%	13.1%	13.2%

Performance Related Metrics:
Book value per common share	$10.35	$10.53	$11.19
GAAP net income (loss) per average common share (5)	$0.49	$1.12	$(0.01)
Annualized GAAP return (loss) on average equity	17.20%	36.86%	0.46%
Net interest margin	1.53%	1.94%	1.23%
Average yield on interest earning assets (6)	3.04%	3.45%	2.58%
Average cost of interest bearing liabilities (7)	1.89%	1.90%	1.74%
Net interest spread	1.15%	1.55%	0.84%
Dividend declared per common share	$0.30	$0.30	$0.30
Annualized dividend yield (8)	11.66%	11.51%	9.96%
Core Earnings Metrics *
Core earnings (excluding PAA) per average common share (5)	$0.30	$0.30	$0.30
Core earnings per average common share (5)	$0.30	$0.41	$0.23
PAA cost (benefit) per average common share	$—	$(0.11)	$0.07
Annualized core return on average equity (excluding PAA)	11.05%	10.70%	10.54%
Net interest margin (excluding PAA)	1.56%	1.52%	1.53%
Average yield on interest earning assets (excluding PAA) (6)	3.07%	2.99%	2.93%
Net interest spread (excluding PAA)	1.18%	1.09%	1.19%

*	Represents non-GAAP financial measures. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.

(1)
Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements, other secured financing and TBA notional outstanding;  excludes MSRs and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.

(2)	Excludes forward starting swaps.

(3)	Debt consists of repurchase agreements, other secured financing, securitized debt and mortgages payable. Securitized debt and mortgages payable are non-recourse to the Company.

(4)	Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity.

(5)	Net of dividends on preferred stock.

(6)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(7)
Includes GAAP interest expense and the net interest component of interest rate swaps. Prior to the quarter ended March 31, 2018, this metric included the net interest component of interest rate swaps used to hedge cost of funds. Beginning with the quarter ended March 31, 2018, as a result of changes to the Company’s hedging portfolio, this metric reflects the net interest component of all interest rate swaps.

(8)	Based on the closing price of the Company’s common stock of $10.29, $10.43 and $12.05 at June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company provides the following non-GAAP measures:

•	core earnings and core earnings (excluding PAA);

•	core earnings and core earnings (excluding PAA) per average common share;

•	annualized core return on average equity (excluding PAA);

•	interest income (excluding PAA);

•	economic interest expense;

•	economic net interest income (excluding PAA);

•	average yield on interest earning assets (excluding PAA);

•	net interest margin (excluding PAA); and

•	net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.

These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure is useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.

Core earnings and core earnings (excluding PAA), core earnings and core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)

The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments, and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Core earnings, which is comprised of interest income plus TBA dollar roll incomei, less financing and hedging costs and general and administrative expenses, and core earnings (excluding PAA), are used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving this objective.

The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.

The Company defines “core earnings”, a non-GAAP measure, as net income (loss) excluding gains or losses on disposals of investments and termination or maturity of interest rate swaps, unrealized gains or losses on interest rate swaps and instruments measured at fair value through earnings, net gains and losses on other derivatives, impairment losses, net income (loss) attributable to noncontrolling interest, transaction expenses and certain other non-recurring gains or losses, and inclusive of TBA dollar roll income (a component of Net gains (losses) on other derivatives) and realized amortization of MSRs (a component of net unrealized gains (losses) on instruments measured at fair value through earnings). Core earnings (excluding PAA) excludes the premium amortization adjustment representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss), and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings generated by the Company’s invested equity capital.

i TBA dollar roll transactions are accounted for as derivatives, with gains and losses reflected as a component of Net gains (losses) on other derivatives in the Company’s Consolidated Statements of Comprehensive Income (Loss). TBA dollar roll income represents the economic equivalent of interest income on the underlying security less the implied cost of financing.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings for the periods presented:

	For the quarters ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(dollars in thousands, except per share data)
GAAP net income (loss)	$595,887	$1,327,704	$14,522
Less:
Realized (gains) losses on termination or maturity of interest rate swaps	—	(834)	58
Unrealized (gains) losses on interest rate swaps	(343,475)	(977,285)	177,567
Net (gains) losses on disposal of investments	66,117	(13,468)	5,516
Net (gains) losses on other derivatives	(34,189)	47,145	14,423
Net unrealized (gains) losses on instruments measured at fair value through earnings	48,376	51,593	(16,240)
Transaction expenses (1)	—	1,519	—
Net (income) loss attributable to noncontrolling interest	32	96	102
Plus:
TBA dollar roll income (2)	62,491	88,353	81,051
MSR amortization (3)	(19,942)	(21,156)	(17,098)
Core earnings *	375,297	503,667	259,901
Less:
Premium amortization adjustment cost (benefit)	7,516	(118,395)	72,700
Core earnings (excluding PAA) *	$382,813	$385,272	$332,601
GAAP net income (loss) per average common share	$0.49	$1.12	$(0.01)
Core earnings per average common share *	$0.30	$0.41	$0.23
Core earnings (excluding PAA) per average common share *	$0.30	$0.30	$0.30
Annualized GAAP return (loss) on average equity	17.20%	36.86%	0.46%
Annualized core return on average equity (excluding PAA) *	11.05%	10.70%	10.54%

*	Represents a non-GAAP financial measure.

(1)	Represents costs incurred in connection with a securitization of residential whole loans.

(2)	Represents a component of Net gains (losses) on other derivatives.

(3)
Represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the “drop”. The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.

TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value as Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).

TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss).

Premium Amortization Expense ("PAA")
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition.

The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.

The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.

The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Investment Securities portfolio for the quarters ended June 30, 2018, March 31, 2018, and June 30, 2017:

	For the quarters ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(dollars in thousands)
Premium amortization expense (accretion)	$202,426	$95,832	$251,084
Less: PAA cost (benefit)	7,516	(118,395)	72,700
Premium amortization expense (excluding PAA)	$194,910	$214,227	$178,384

	For the quarters ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(per average common share)
Premium amortization expense (accretion)	$0.17	$0.08	$0.25
Less: PAA cost (benefit)	—	(0.11)	0.07
Premium amortization expense (excluding PAA)	$0.17	$0.19	$0.18

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities), which can obscure underlying trends in the performance of the portfolio.

Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. Prior to the quarter ended March 31, 2018, economic interest expense included the net interest component of interest rate swaps used to hedge cost of funds. Beginning with the quarter ended March 31, 2018, as a result of changes to the Company’s hedging portfolio, this metric reflects the net interest component of all interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy.

Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(dollars in thousands)
Interest Income (Excluding PAA) Reconciliation
GAAP interest income	$776,806	$879,487	$537,426
Premium amortization adjustment	7,516	(118,395)	72,700
Interest income (excluding PAA) *	$784,322	$761,092	$610,126

Economic Interest Expense Reconciliation
GAAP interest expense	$442,692	$367,421	$222,281
Add:
Net interest component of interest rate swaps	(31,475)	48,160	84,252
Economic interest expense *	$411,217	$415,581	$306,533

Economic Net Interest Income (Excluding PAA) Reconciliation
Interest income (excluding PAA) *	$784,322	$761,092	$610,126
Less:
Economic interest expense *	411,217	415,581	306,533
Economic net interest income (excluding PAA) *	$373,105	$345,511	$303,593

*	Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA)
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average cost of interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.

Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	June 30, 2018	March 31, 2018	June 30, 2017
Economic Metrics (Excluding PAA)	(dollars in thousands)
Average interest earning assets	$102,193,435	$101,979,042	$83,427,268
Interest income (excluding PAA) *	$784,322	$761,092	$610,126
Average yield on interest earning assets (excluding PAA) *	3.07%	2.99%	2.93%
Average interest bearing liabilities	$87,103,807	$87,376,452	$70,486,779
Economic interest expense *	$411,217	$415,581	$306,533
Average cost of interest bearing liabilities	1.89%	1.90%	1.74%
Economic net interest income (excluding PAA) *	$373,105	$345,511	$303,593
Net interest spread (excluding PAA) *	1.18%	1.09%	1.19%

Interest income (excluding PAA) *	$784,322	$761,092	$610,126
TBA dollar roll income	62,491	88,353	81,051
Interest expense	(442,692)	(367,421)	(222,281)
Net interest component of interest rate swaps	31,475	(48,160)	(96,470)
Subtotal	$435,596	$433,864	$372,426
Average interest earnings assets	$102,193,435	$101,979,042	$83,427,268
Average TBA contract balances	9,407,819	12,050,341	14,206,869
Subtotal	$111,601,254	$114,029,383	$97,634,137
Net interest margin (excluding PAA) *	1.56%	1.52%	1.53%

*	Represents a non-GAAP financial measure.